Exhibit 10.104

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and between Live Ventures Incorporated (the “Company”) and Wayne Ipsen (“Executive”). Executive and Company shall be referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

RECITALS

WHEREAS, the Company desires to employ Executive on the terms and conditions set forth herein;

WHEREAS, Executive desires to be employed by the Company on such terms and conditions;

WHEREAS, for purposes of Executive’s employment with the Company, Executive agrees that Executive will be considered an executive and officer of the Company; and

WHEREAS, the Parties have never entered into any employment agreement or established an employment relationship with each other.

NOW, THEREFORE, in consideration of the mutual promises made herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Employment Term. The Executive's employment hereunder shall be effective as of mutual execution of this Agreement reflected on the signature page of this Agreement (the “Effective Date”) and shall continue until the first anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement; provided that, on such first anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either Party provides written notice of its intention not to extend the term of the Agreement at least 90 days’ prior to the applicable Renewal Date. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2.
Position and Duties.

a.
Duties. The Board of Directors of the Company (the “Board”) hereby appoints and employs Executive as the Company’s Chief Legal Officer and Corporate Secretary (an exempt position). During the Employment Term, Executive shall report to the Company’s President and Chief Executive Officer (the “CEO”). Executive’s duties and responsibilities shall include: (i) all duties usual and customary to Executive’s position, including but not limited to providing legal guidance to the Company in its business affairs and dealings; and (ii) such duties as may be assigned by the CEO to Executive from time to time.

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Executive’s duties, authority, and responsibilities may be modified by the CEO at any time, provided such duties, authority, and responsibilities are consistent with Executive’s position and not materially diminished.

b.
Conflict of Interest: During the Employment Term, the CEO may provide written consent and direction to Executive to provide legal or business services to Company’s subsidiaries and affiliates, including, but not limited to JanOne Inc. (“JanOne”) as part of Executive’s duties to Company. If, during the provision of business or legal services to JanOne, Executive determines, in Executive’s professional opinion, that Executive is incapable of providing the directed legal or business services to JanOne consistent with Executive’s duties and legal obligations to the Company (“Conflicting Services”), Executive may withdraw from the provision of any such Conflicting Services to JanOne. Executive’s decision as to whether to withdraw from the provision of Conflicting Services to JanOne shall be in the Executive’s sole discretion and judgement and shall be binding on both the Company and JanOne.

c.
Devotion of Time. During the Employment Term, Executive shall devote substantially all of Executive’s business time and attention to the performance of Executive’s duties hereunder. Executive will not engage in any other business, profession, or occupation for compensation or which would otherwise conflict or interfere with the performance of such duties, either directly or indirectly, without the prior written consent of the CEO.

3.
Place of Performance. Executive’s principal place of employment shall be at the Company’s headquarters in Las Vegas, Nevada. Executive shall be required to: (a) perform duties at the Company’s headquarters is Las Vegas, Nevada not less than once every six weeks, or at any other such intervals or occasions requested by the CEO; and (b) travel on Company business from time to time as directed by the CEO. At all other times, Executive may work remotely provided that doing so does not interfere with the execution of Executive’s duties under this Agreement. Further, as a condition precedent to all obligations of Company set forth in this Agreement, Executive shall commence reasonable steps to either obtain licensure by the State Bar of Nevada or otherwise obtain certifications for limited practice contemplated by Nevada Supreme Court Rule 49.1(1)(h) and the Nevada Rules of Professional Conduct. Executive shall be responsible for compliance with the applicable Nevada Rules of Professional Conduct relating to Executive’s rendering of legal services to the Company.

4.
Compensation and Benefits.

a.
Base Salary. The Company shall pay Executive an amount equivalent to an annual salary of $250,000.00, subject to customary deductions and withholdings (“Base Salary”), which the Company shall pay in periodic installments in accordance with the Company’s regular payroll practices and applicable wage payment laws.

b.
Annual Bonus. Executive shall be eligible to receive an annual performance bonus in an amount up to 40% of the Executive’s Base Salary reflected in Section 4(a) (“Annual Bonus”) as determined by the Board in its sole discretion. Notwithstanding the

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foregoing, a portion of the Annual Bonus may be based on objective criteria as agreed upon by the Executive and the Company’s Chief Executive Offer, and approved by the Board, in any particular calendar year. If no agreement is reached between Executive and the Company in writing within 90 days of the commencement of any year, the entire Annual Bonus for any such year shall be at the sole discretion of the Board. Executive’s receipt ofthe Annual Bonus shall be contingent upon Executive’s continued employment at Company on the date of the Annual Bonus’s payment.

c.
Expenses. Executive shall be entitled to reimbursement for reasonable and necessary out-of-pocket business and travel expenses (collectively, “Business Expenses”) incurred by Executive in connection with the performance of Executive’s duties, including but not limited to annual bar, certified public accountant, and in- house counsel association membership renewal and/or licensing fees. Executive is required to submit itemized receipts or invoices to the Company relating to all Business Expenses incurred by Executive within not more than 15 days from the date of incursion. Executive acknowledges and agrees that, absent Executive’s submission of itemized receipts or invoices to the Company, the Company cannot be expected to know or to have reason to know that Executive incurred Business Expenses. Expenses related to the rental of a remote office for Executive’s use shall be paid directly by the Company to the owner of such property.

d.
Benefits. During the Employment Term, Executive shall be entitled to participate in all executive benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Executive Benefit Plans”), beginning on the first day of the month 60 days after the Effective Date. The Company reserves the right to amend or cancel any Executive Benefit Plans at any time in its sole discretion, subject to the terms of such Executive Benefit Plan and applicable law. The terms of this Agreement and the benefits provided are specific to Executive and, as such, any benefits and compensation that may or may not be provided to other Company executives are not relevant to this Agreement.

e.
Vacation. During the Employment Term, Executive shall be entitled to accrue paid vacation days in accordance with the Company’s vacation policies, as in effect from time to time, except that: (i) Executive shall accrue 10 paid vacation days per year, subject to a maximum accrual cap of 15 paid vacation days; (ii) after the Agreement’s third (3rd) renewal under Section 1, Executive shall accrue 15 paid vacation days per year, subject to a maximum accrual cap of 20 paid vacation days; and (iii) after the Agreement’s eighth (8th) renewal under Section 1, Executive shall accrue 20 paid vacation days per year, subject to a maximum accrual cap of 30 paid vacation days. Executive shall receive other leaves in accordance with applicable law and the Company’s policies for executive officers, as such policies may exist from time to time. As of the Effective Date, Executive shall be deemed to have automatically accrued five paid vacation days.

f.
Taxes and Withholdings. All amounts payable to Executive under this Section 4 shall be subject to all required federal, state, and local withholdings, payroll deductions, and taxes and requirements under applicable laws.

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5.
Termination of Employment. The Employment Term and the Executive's employment hereunder may be terminated by either the Company or the Executive at any time and for any reason, with or without Cause; provided that, unless otherwise provided herein, either party shall be required to give the other party at least 45 days’ advance written notice of any termination of the Executive's employment. On termination of the Executive's employment during or at the expiration of the Employment Term, Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

a.
Cause. For purposes of this Agreement, “Cause” shall mean:

i.
the Executive’s failure to perform Executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness);

ii.
the Executive’s engagement in dishonesty, illegal conduct, or misconduct, which is, in each case, injurious to the Company or its affiliates;

iii.
the Executive’s embezzlement, misappropriation, or fraud, whether or not related to the Executive’s employment with the Company;

iv.
the Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs the Executive's ability to perform services for the Company, or results in reputational or financial harm to the Company or its affiliates;

v.
the Executive’s material violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct. Prior to terminating the Agreement pursuant to this Section 5(a)(v), the Company shall provide Executive written notice of the material violation and seven days to cure the material violation to the Company’s satisfaction. If cured to the Company’s satisfaction, in the sole and independent discretion of the Board, this cured material violation under this Section 5(a)(v) shall not constitute “Cause” under this Agreement;

vi.
the Executive’s willful unauthorized disclosure of Confidential Information (as defined below);

vii.
the Executive’s material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company. Prior to terminating the Agreement pursuant to

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this Section 5(a)(vii), the Company shall provide Executive written notice of the material breach and seven days to cure the material breach to the Company’s satisfaction. If cured to the Company’s satisfaction, in the sole and independent discretion of the Board, this cured material breach under this Section 5(a)(vii) shall not constitute “Cause” under this Agreement; or
viii.
the Executive’s engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

b.
Termination by Company in First Year. The Employment Term and the Executive’s employment hereunder may be terminated by the Company for any reason during Executive’s first year of employment, with or without cause. In the event of termination by the Company without cause, Company shall provide 90 days’ advanced notice of Executive’s termination without Cause, and Executive shall provide transitional services during that 90-day advanced notice period and receive the compensation and benefits contemplated herein during such time irrespective of the without Cause termination. In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts (defined below) and subject to the Executive's compliance with Sections 7 through 12 of this Agreement and the Executive’s execution of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the “Release”) and such Release becoming effective within 60 days following the Termination Date (such 60-day period, the “Release Execution Period”), the Executive shall be entitled to receive the following:

i.
if the Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Executive for the monthly COBRA premium paid by the Executive for the Executive and the Executive's dependents. Such reimbursement shall be paid to the Executive on the 1st of the month immediately following the month in which the Executive timely remits the premium payment. The Executive shall be eligible to receive such reimbursement until the earliest of: (i) Executive has received reimbursement for three months of COBRA continuation coverage; (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which the Executive becomes eligible to receive substantially similar coverage from another employer or other source.

c.
Expiration of the Term, Executive Initiated, For Cause After First Year. The Executive’s employment hereunder may be terminated upon either Party’s failure to renew the Agreement in accordance with Section 1, by Executive for any reason, or by the Company for Cause after Executive’s first year of employment. If the Executive’s employment is terminated upon either Party’s failure to renew the Agreement, by the Executive for any reason, or by the Company for Cause after Executive’s first year of employment, the Executive, shall be entitled to receive:

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i.
any accrued but unpaid Base Salary and accrued but unused vacation which shall be paid in accordance with the Company’s customary payroll procedures and applicable wage payment laws;

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ii.
notwithstanding Section 4(b), any earned but unpaid Annual Bonus with respect to any completed calendar year immediately preceding the Termination Date, which shall be paid on the otherwise applicable payment date;

iii.
reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company's expense reimbursement policy;

iv.
such employee benefits, if any, to which the Executive may be entitled under the Company's employee benefit plans as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein;

Items in Section 5.1(c)(i) through 5.1(c)(iv) are referred to herein collectively as the “Accrued Amounts.” In the event Executive’s employment is terminated upon either Parties’ failure to renew the Agreement pursuant to Section 1, the Company shall not represent the separation as a “termination” of Executive’s employment to outside third- parties, including but not limited to Executive’s potential future employers, except as might be required by Company for purposes of enforcement of this Agreement.

d.
Without Cause After First Year. The Employment Term and the Executive’s employment hereunder may be terminated by the Company after Executive’s first year of employment without Cause. Company shall provide 90 days’ advanced notice of Executive’s termination without Cause, and Executive shall provide transitional services during that 90-day advanced notice period and receive the compensation and benefits contemplated herein during such time irrespective of the without Cause termination. In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts, and subject to the Executive's compliance with Sections 7 through 12 of this Agreement and the Executive's execution of the “Release” and such Release becoming effective within the Release Execution Period, the Executive shall be entitled to receive the following:

i.
continued Base Salary for three months following the Termination Date payable in equal installments in accordance with the Company's normal payroll practices, but no less frequently than monthly, which shall commence within 10 days following the Termination Date;

ii.
if the Executive timely and properly elects health continuation coverage under the COBRA the Company shall reimburse the Executive for the monthly COBRA premium paid by the Executive for the Executive and the Executive's dependents. Such reimbursement shall be paid to the Executive on the 1st of the month immediately following the month in which the Executive timely remits the premium payment. The Executive shall be eligible to

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receive such reimbursement until the earliest of: (i) Executive has

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received reimbursement for six months of COBRA continuation coverage; (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which the Executive becomes eligible to receive substantially similar coverage from another employer or other source; and

iii.
notwithstanding Section 4(b), a lump sum payment equal to: (a) the Annual Bonus, if any, that Executive would have earned for the calendar year in which the Termination Date occurs based on (i) the sole discretion of the Board; and (ii) a fraction, the numerator of which is the number of days Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year (the "Pro-Rata Bonus"). Notwithstanding the forgoing and in the event of a termination without Cause by the Company after the first year, to the extent objective criteria have been agreed upon between the Executive and CEO for the year in which the Termination Date occurs and if such objective criteria were met, Executive shall receive a fraction of the portion of such Annual Bonus that is subject to the agreed upon objective criteria as calculated in the manner set forth in Section 5(d)(iii)(a)(2) above. Any such Pro-Rata Bonus shall be payable on the date that annual bonuses are paid to the Company's similarly situated executives, but in no event later than two-and-a-half (2 1/2) months following the end of the calendar year in which the Termination Date occurs.

e.
Death or Disability. Executive's employment hereunder shall terminate automatically on the Executive's death during the Employment Term, and the Company may terminate the Executive's employment on account of the Executive's Disability. If Executive's employment is terminated during the Employment Term on account of the Executive's death or Disability (as defined by the Company’s Long-Term Disability Plan as may be adopted and amended), the Executive (or the Executive's estate and/or beneficiaries, as the case may be) shall be entitled to receive the following:

i.
the Accrued Amounts;

ii.
notwithstanding Section 4(b), a lump sum payment equal to the Pro- Rata Bonus. Any such Pro-Rata Bonus shall be payable on the date that annual bonuses are paid to the Company's similarly situated executives, but in no event later than two-and-a-half (2 1/2) months following the end of the calendar year in which the Termination Date occurs.

f.
Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive during the Employment Term shall be communicated by written notice of termination (“Notice of Termination”) to the other party hereto in accordance with Section 15. The Notice of Termination shall specify:

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i.
The termination provision of this Agreement relied upon;

ii.
To the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

iii.
The applicable Termination Date.

g.
Termination Date. The Executive’s “Termination Date” shall be:

i.
If the Company terminates the Executive’s employment hereunder for Cause, the date the Notice of Termination is delivered to the Executive;

ii.
If the Company terminates the Executive’s employment hereunder without Cause or if the Executive terminates Executive’s employment for any reason, the date specified in the Notice of Termination, which shall be no less than 30 days following the date on which the Notice of Termination is delivered; and

iii.
If the Executive’s employment hereunder terminates because either Party provides notice of non-renewal pursuant to Section 1, the Renewal Date immediately following the date on which the applicable Party delivers notice of non-renewal.

6.
Indemnification.

a.
General Obligations. In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than any Proceeding initiated by the Executive or the Company related to any contest or dispute between the Executive and the Company or any of its affiliates with respect to this Agreement or the Executive’s employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, the Executive shall be indemnified and held harmless by the Company to the fullest extent applicable to any other officer or director of the Company under applicable law and the Company’s bylaws from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). For the avoidance of doubt and notwithstanding any statement to the contrary elsewhere, Executive shall be entitled to indemnification as contemplated herein and pursuant to the Company’s bylaws both while Executive is employed with the Company and after Executive ceases to be employed by the Company so long as the conditions contemplated by the bylaws are satisfied. Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation

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upon receipt by the Company of: (i) a written request for payment; (ii) appropriate

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documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under this Agreement.

b.
Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based or other compensation paid to the Executive under this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

7.
Non-Disclosure and Non-Use of Confidentiality, Proprietary, and Trade Secret Information.

a.
Protection Against Disclosure. Executive acknowledges that, during the Employment Term, Executive will gain knowledge, or may gain knowledge, of and access to certain Confidential Information (as defined below in Section 7(f)). Executive agrees to undertake a fiduciary obligation to protect against the disclosure and use of any Confidential Information. Both during and after the Employment Term, Executive shall not disclose, communicate, divulge, or allow another person or entity to use to their personal, competitive, or economic advantage any Confidential Information, except where Executive has received prior written consent from the CEO or as otherwise required by law or by judicial or administrative process or order, and in that case only after complying with Section 7(b) below.

b.
Notifying the Company. If a person or entity not a Party to this Agreement requests or demands that Executive disclose Confidential Information or produce documents containing Confidential Information, Executive will, to the extent permitted by law, immediately notify the CEO and will provide the Company a reasonable opportunity to respond to such request or demand before Executive responds to the request or demand.

c.
Defend Trade Secrets Act Notice. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. § 1833(b), Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

d.
Disclosure to Government Agencies. Executive understands and acknowledges that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the

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Securities and Exchange Commission, or any other federal, state, or local governmental agency or commission (individually, “Government Agency”; collectively, “Government Agencies”). Executive further understands and acknowledges that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or to otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

e.
Other Protected Disclosures. Executive understands and acknowledges that nothing contained in this Agreement limits Executive’s ability to: (i) disclose or discuss Executive’s own wages or disclosing the wages of others who already have access to such information, or (ii) disclose information as otherwise permitted by law.

f.
Definition of Confidential Information. As used herein, “Confidential Information” means any Company confidential, proprietary, or trade secrets information, including, but not limited to, technical data, know-how, research, product plans and developments, prototypes, products, services, client lists, prospective clients list, client or potential client contact information, proposals, client purchasing practices, prices and pricing methodology, cost information, terms and conditions of business relationships with clients, client research and other needs, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, distribution and sales methods and systems, sales and profit figures, financial information, business information, operation information, plans, personnel information, as well as reports and other business information that Executive learns of, obtains, or that is disclosed to Executive during the Employment Term. Confidential Information refers to the information belonging to Employer and is not intended as, nor should it be interpreted as: (i) a non-competition restrictive covenant between the Parties; (ii) restraining Employee from engaging in a lawful profession, trade, or business of any kind; or (iii) a restriction referring to all aspects of a particular profession, trade, or business.

g.
Return of Company Property. Upon any termination of this Agreement, termination of Executive’s employment, or any request by the Company, Executive shall immediately return all Company property, documents, files, records, stored data, emails, pictures, videos, laptops, computers, phones, equipment, and Confidential Information to Company.

8.
Inventions and Assignments. Any and all products, writings, inventions, improvements, processes, formulas, procedures, and techniques which Executive may make, conceive, discover, or develop, either solely or jointly with any other person or entity, at any time when Executive is an employee of the Company, whether or not during working hours and whether or not at the request or upon the suggestion of the Company, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company. Executive shall make full disclosure to the Company of all such products, writings, inventions, improvements, processes, procedures, formula, and techniques and shall do everything necessary or desirable to vest the absolute title thereto in the Company. Executive shall write and prepare all specifications, formulas, and procedures regarding

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such

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products, inventions, improvements, processes, procedures, and techniques and otherwise aid and assist the Company so that the Company can prepare and present applications for copyright or patent letters therefore and can secure such copyright or patent letters wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the records title to such copyright or patents so that the Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Executive shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, formulas, processes, procedures and techniques.

9.
Additional Restrictive Covenants. Executive understands that the nature of Executive’s position gives Executive access to and knowledge of Confidential Information and places him in a position of trust and confidence with the Company. Executive further understands and acknowledges that the Company ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by Executive is likely to result in unfair or unlawful competitive activity. Executive acknowledges and agrees that Executive owes the Company a duty of loyalty. Accordingly, Executive acknowledges and agrees:

a.
Definitions. For purposes of this Section 9, the following definitions shall

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apply:

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i.
“Similar Business” shall mean the same business as the Company and its subsidiaries, including but not limited to, businesses involved in flooring manufacturing, steel manufacturing, and the retail sale of new and used movies, music, collectibles, comics, books, games, game systems and components.

ii.
“Prohibited Activity” shall mean both: (1) any activity in which Executive as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern, or in any other similar capacity for any entity engaged in Similar Business, performs services and/or tasks similar to those performed for the Company regardless of whether such performance is direct or indirect, or in whole or in part; and (2) any activity that may require or inevitably require disclosure of any of the Company’s trade secrets, proprietary information, and/or other confidential information.

iii.
“Territory” shall mean both: (1) any city in which Executive actually performed services, including, but not limited to the Duties set forth in Section 2(a) at any time during the 12-month period immediately preceding the end of Executive’s employment (the “Cities”); and (2) the geographical area within a 100-mile radius of those Cities.

iv.
“Restricted Period” shall mean the 12-month period immediately following the last day of Executive’s employment with the Company.

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b.
Non-Competition and Non-Solicitation During Employment. During the Employment Term, Executive shall not directly or indirectly:

i.
perform work, or assistance in the performance of work, for any entity, third party, or person (including Executive) in the same business, industry, or profession as the Company or the Company’s affiliates, subsidiaries, parent companies, or related companies (collectively, the “Company and the Related Companies”);

ii.
solicit or encourage the Company or the Related Companies’ current or prospective customers or clients to terminate, curtail, or withdraw their current or prospective business relationship or contract with the Company or the Related Companies;

iii.
solicit or encourage the Company or the Related Companies’ current or prospective customers or clients to do business with any other person or entity separate from the Company or the Related Companies;

iv.
solicit or encourage any of the Company or the Related Companies’ employees to leave their employment with the Company or the Related Companies, terminate their employment agreement or relationship with the Company or the Related Companies, or breach their employment obligations or duties owed to the Company or the Related Companies;

v.
discourage any applicant for employment with the Company or the Related Companies to decline to apply for, interview for, or accept employment with the Company or the Related Companies;

vi.
solicit or encourage any of the Company or the Related Companies’ current or prospective independent contractors, service providers, suppliers, or vendors to terminate their current or prospective contractual or business relationship with the Company or the Related Companies or to breach their obligation or duties owed to the Company or the Related Companies; or

vii.
enable or otherwise facilitate any manner of unfair competition for which the Company or the Related Companies may bring a complaint, cause of action, charge or claim under applicable law.

c.
Post-Employment Non-Competition and Non-Solicitation. Executive understands and agrees that Executive shall not, as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern, or in any other similar capacity, either directly or through others:

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i.
Following a termination by Company for Cause or termination initiated by Executive, engage in any Prohibited Activity within the

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Territory during the Restricted Period; provided, however, that nothing in this Agreement shall prohibit Executive from purchasing or owning the publicly traded securities of any entity, where such ownership represents a passive investment and where Executive is not a controlling person of, or a member of a group that controls, the entity.

ii.
Solicit, induce, encourage or participate in soliciting, inducing, or encouraging any employee, contractor, staff, or agent of the Company to terminate his or her relationship with the Company, whether for purposes of interview, recruitment, hiring, or other retention, within the Territory during the Restricted Period.

iii.
Solicit business from, or enter into a business relationship or transaction with, any person or entity that has or has had a business relationship with the Company at any point during Executive’s employment (including but not limited to customers and business partners) on behalf of any person or entity other than the Company within the Territory during the Restricted Period.

d.
Acknowledgement of Legitimate Business Interest. Executive understands and agrees that the restrictive covenants set forth in Section 9(c) are reasonable and necessary to protect the Company’s interests in light of the complexity of Executive’s role, the time necessary to train and demonstrate competence of any successor to Executive’s role, and to reestablish any good will lost through Executive’s departure.

e.
Intent and Reformation. The Parties hereby express their intent for the maximum scope, geographic area, and duration such court would deem reasonable and enforceable in relation to Section 9(c), and that such court is hereby granted the authority to revise, reform, and/or rewrite the restrictive covenants in Section 9(c) to achieve that expressed intent of the Parties.

10.
Cooperation with the Company. The Parties agree that certain matters in which Executive will be involved during the Employment Term may necessitate Executive’s cooperation in the future. Accordingly, following the termination of Executive’s employment for any reason, Executive shall cooperate with the Company regarding any complaint, grievance, charge, claim, or allegation relating to any lawsuit, action, investigation, or audit that (a) is brought by or against the Company and (b) is directly or indirectly related to Executive’s employment with the Company.

11.
No Cooperation Against the Company. Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, claims, causes of action, complaints, grievances, charges, actions, petitions, and demands (collectively, “Claims”; individually, a “Claim”) by any third party or Person against the Company and Related Companies, unless under a subpoena or other court order to do so, and except as otherwise provided in Section 7(c) and 7(d). Executive agrees both to

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immediately notify Company (pursuant to Section 15 below) upon receipt of any such subpoena

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or court order relating to the Company and Related Companies, and to furnish, within three business days of its receipt, a copy of such subpoena or other court order.

12.
Non-Disparagement. Both during and after the Executive’s Employment with the Company, Executive shall refrain from any disparagement, defamation, libel, or slander of any of the Company and Related Companies and agrees to refrain from any tortious interference with the contracts and relationships of any of Company and Related Companies.

13.
Equitable Remedies. Executive acknowledges and agrees that the Company and Related Companies would be irreparably damaged in the event that any provision of this Agreement were breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Executive agrees that, to the extent permissible under applicable law, the Company and Related Companies shall be entitled, in addition to all other rights and remedies existing in their favor, to obtain injunctive or other equitable relief (including a temporary restraining order, a preliminary injunction, and a final injunction) against Executive to prevent any actual or threatened breach of any of such provisions and to enforce such provisions specifically in any court of the United States or any state having jurisdiction, without the necessity of posting a bond or other security or of proving actual damages.

14.
Arbitration. The Parties agree that:

a.
Scope. Except for Excluded Claims (as defined below in Section 14(h)), any and all Claims arising out of, concerning, regarding, or relating to the terms of this Agreement, Executive’s employment with the Company, the separation of Executive from employment with the Company, or the Executive’s relationship with the Company and Related Companies shall be subject to arbitration in Las Vegas, Nevada before JAMS, pursuant to the then-existing version of the JAMS Employment Arbitration Rules & Procedures (“JAMS Rules”). The Parties can obtain a copy of the JAMS Rules (i) on the JAMS’ website (https://www.jamsadr.com/rules-employment) or (ii) by calling JAMS directly at (800) 352-5267.

b.
Arbitrability. The arbitrator, not a court, will determine issues of arbitrability or waiver of arbitrability. The Parties waive any right to have a court determine issues of arbitrability.

c.
Arbitrator’s Authority. The arbitration will be before a neutral arbitrator, who shall have the power to decide, among other things, any motions brought by any Party, including discovery motions, motions for sanctions, motions for summary judgment and/or adjudication, motions to dismiss, and demurrers, applying the standards of the Nevada Rules of Civil Procedure. The arbitrator may also grant injunctions and all other types of relief the Parties would otherwise be available in court. Although the Parties shall be entitled to more than minimal discovery; however, the arbitrator also shall have the authority to order discovery, by way of deposition, interrogatory, document production, or otherwise, as the arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration.

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d.
Timing. The arbitrator shall issue the arbitration decision (and, if applicable, award) within 180 days of a Party initiating arbitration as set forth in this Section 14 or a Party issuing its arbitration demand, whichever comes sooner.

e.
Final and Binding Arbitration. The arbitrator shall issue a written final decision or award on the merits. The Parties agree that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. The Parties further agree that that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

f.
Injunctive Relief. Notwithstanding the foregoing, this Section 14(f) will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their Claim relating to this Agreement and the agreements incorporated herein by reference.

g.
Class Action Waiver. Except for Excluded Claims (as defined below in Section 14(h)), the Parties intend and agree that (i) class action, collective action, and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement; (ii) each Party will not assert class action, collective action, or representative action claims against the other Party in arbitration or otherwise; and (iii) the Parties shall only submit their own, individual Claims in arbitration and will not seek to represent the interests of any other person or entity. To the extent the Parties’ Claims involve both timely filed Excluded Claims and Claims subject to arbitration under this Agreement, the Parties agree to bifurcate Excluded Claims from Claims subject to arbitration and stay the Excluded Claims for the duration of the arbitration proceedings.

h.
Excluded Claims. “Excluded Claims” are causes of action or claims: (i) under Section 7 of the National Labor Relations Act, (ii) for unemployment compensation benefits; (iii) for benefits under a plan that is governed by the Employee Retirement Income Security Act of 1974, (iv) subject to the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act; or (v) expressly prohibited from mandatory arbitration under applicable law.

i.
Arbitration Costs and Fees. With respect to costs associated with the arbitration under this Section 14, Executive shall only pay the JAMS filing or administrative fee up to the equivalent amount of the initial filing Executive would have paid to commence an action in the Nevada District Court, Eighth Judicial District, Clark County. The Company will pay any other JAMS administrative fees, arbitrator’s fees, and any additional fees unique to arbitration.

j.
Attorneys’ Fees for Motion to Compel Arbitration. A Party who is forced to file a motion or petition to compel arbitration of a dispute arising under this Agreement may recover attorneys’ fees incurred in making the successful motion or petition.

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k.
Operative Arbitration Agreement. Should any part of this Section 14 conflict with any other arbitration agreement between the Parties, whether written, oral, or implied, the Parties agree that this Section 14 in this Agreement shall govern.

15.
Method of Providing Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered (a) personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the Parties at the addresses set forth below and (b) by email to the email addresses set forth below:
a.
Company. If to the Company: Jon Isaac

President and Chief Executive Officer Live Ventures Incorporated

325 E. Warm Springs Road, Suite 102 j.isaac@isaac.com

b.
Executive. If to the Executive: Wayne Ipsen

13001 W. Woodspring St. Boise, ID 83713 wayne.ipsen@gmail.com

16.
Authority. Company represents and warrants that the undersigned has the authority to act on behalf of both of the Company and to bind Company and all who may claim through them to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

17.
No Representations. Executive represents that Executive has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by Company that are not specifically set forth in this Agreement.

18.
Severability. In the event that a court of competent jurisdiction, arbitrator, or other judicial tribunal declares or finds that any provision or portion of the Agreement is illegal, unenforceable, or void, the Agreement shall continue in full force and effect without said provision or portion of provision. To the extent permitted by law, a court of competent jurisdiction, arbitrator, or other judicial tribunal may blue-pencil or interpret the language of a provision in this Agreement in accordance with the Parties and in compliance with applicable law.

19.
Fees and Costs. In the event that either Party brings an action to enforce or affect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action (“Fees and Costs”). Specifically, unless otherwise prohibited by applicable law, an arbitrator, court, governmental agency, or other judicial tribunal shall (i) award

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Fees and Costs to the prevailing Party of an arbitration under this Agreement and

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(ii) award Fees and Costs to the prevailing Party in the event any legal action or arbitration is commenced of any kind or character to enforce the provisions of this Agreement or to obtain damages for a breach thereof.

20.
Mutual Drafting. Each Party has participated, or had the right to participate, in the drafting, negotiation, and preparation of this Agreement. The Parties expressly waive any Claim, rule of law, contention, or argument that would require ambiguities in this Agreement to be interpreted or construed against the Party that drafted the Agreement.

21.
Complete Integration; Entire Agreement. This Agreement and Executive’s employment hereunder is conditioned upon Executive’s review, acknowledgement of, and compliance with the policies set forth in the Company’s employee handbook, as amended from time to time, and Executive’s execution and delivery of the Company’s arbitration agreement, work-for-hire agreement, and confidentiality agreement (collectively, the “Personnel Documents”), copies of which the Company will provide Executive following Executive’s execution and delivery of this Agreement. This Agreement, along with the Personnel Documents, represents the entire agreement and understanding between Company and Executive concerning the subject matter of this Agreement and Executive’s employment with the Company, and supersedes and replaces any and all prior agreements, promises, representations, and understandings concerning the subject matter of this Agreement and Executive’s employment with Company, except as subsequently modified pursuant to Section 22. No extrinsic evidence whatsoever may be introduced in any judicial proceedings or arbitration involving the Parties’ intent in this Agreement.

22.
No Oral Modification. This Agreement shall only be amended in a writing signed by both Executive and Chief Executive Officer.

23.
Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without regard for choice-of-law provisions. For any Claim or action not covered in or subject to Section 14, Executive consents to personal and exclusive jurisdiction and venue in the Nevada District Court, Eighth Judicial District, Clark County.

24.
Section Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

25.
Counterparts. This Agreement may be executed in counterparts, each of which shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The Parties also understand and agree that a facsimile, electronic signature, or digital signature shall be deemed an original signature for purposes of this Agreement.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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26.
Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of Company or any third party. Executive acknowledges that:

a.
Executive has read this entire Agreement;

b.
Executive has been or has had the right to be represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

c.
Executive understands the terms and consequences of this Agreement; and

d.
Executive is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date written below.

Wayne Ipsen, an individual

Dated: October 24, 2022

Wayne Ipsen

Live Ventures Incorporated

Dated: October 24, 2022 By

Jon Isaac

President and Chief Executive Officer

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